As Filed with the Commission on April 30, 2007

                                                     1940 Act File No. 811-06698

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               Amendment No. 18 X

                         DWS EQUITY 500 INDEX PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                    345 Park Avenue, New York, New York 10154
                    (Address of Principal Executive Offices)

                                 (212) 454-7190
                         (Registrant's Telephone Number)

John Millette                           Copies to:  Burton M. Leibert
Two International Place                             Willkie Farr & Gallagher LLP
Boston, MA 02110                                    787 Seventh Ave.
(Name and Address of Agent for Service)             New York, NY  10019


                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, "tax treatment" is the purported or claimed Federal income tax treatment of a transaction and "tax structure" is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

                         DWS Equity 500 Index Portfolio

                                     PART A

Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The investment objective of DWS Equity 500 Index Portfolio (the "Portfolio") may be changed without shareholder approval. The investment objective of the Portfolio is to seek to replicate, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), which emphasizes stocks of large US companies. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

There can be no assurance that the Portfolio will achieve its investment objective. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "The Fund's Main Investment Strategy" and "The Main Risks of Investing in the Fund" in the prospectuses of DWS Investment Trust -- DWS S&P 500 Index Fund ( Class S, Class A, Class B and Class C) filed with the Commission in Post-Effective Amendment No. 161 on April 30, 2007 (File Nos. File No. 2-13628 File No. 811-43 and DWS Institutional Funds -- DWS Equity 500 Index Fund (Class S and Institutional Class) filed with the Commission in Post-Effective Amendment No. 69 on April 30, 2007 (File Nos. 33-34079 and 811-06071) (collectively, the "Feeder Funds," the prospectuses of which are collectively referred to as the "Feeder Funds' Prospectuses"). The Registrant incorporates by reference information concerning the Portfolio's portfolio holdings from the sections entitled "Other Policies" in the Feeder Funds' Prospectuses.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

Capitalized terms used in this Part A have the same meaning as in the Feeder Funds' prospectuses. Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "How Much Investors Pay" and "Who Manages and Oversees the Fund and the Portfolio" in the Feeder Funds' Prospectuses.

The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio's Declaration of Trust provides that investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Buying and Selling Investment Class Shares," "Buying and Selling Institutional Class Shares," "How to Buy, Sell and Exchange Shares," "How to Buy Class A, B and C Shares," "How to Exchange or Sell

Class A, B and C Shares," "Policies You Should Know About," "How the Fund Calculates Shares Price" and "Understanding Distributions and Taxes," in the Feeder Funds' Prospectuses.

ITEM 6.  SHAREHOLDER INFORMATION.

The Registrant incorporates by reference information concerning computation of net asset value and valuation of the Portfolio's assets from sections entitled "Buying and Selling Investment Class Shares," "Buying and Selling Institutional Class Shares," How to Buy, Sell and Exchange Shares," "How to Buy Class A, B and C Shares," "How to Exchange or Sell Class A, B and C Shares," "Policies You Should Know About" and "How the Fund Calculates Share Price" in the Feeder Funds' Prospectuses.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase and Redemption of Shares," "Valuation of Securities" and "Net Asset Value" in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Deutsche Asset Management. Inc., appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each day the New York Stock Exchange ("NYSE") is open for business ("Portfolio Business Day"). The NYSE is scheduled to be closed on the following holidays: New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and DWS Scudder Distributors, Inc. ("DWS-SDI"), reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is DWS-SDI. The principal business address of SDI is 222 South Riverside Plaza, Chicago, IL 60606. DWS-SDI receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Understanding Distributions and Taxes" in each Feeder Fund's Prospectus.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.

The Registrant incorporates by reference information concerning its Master-Feeder structure from the sub-sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.

                         DWS Equity 500 Index Portfolio

                                     PART B

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.

The Prospectuses of DWS Equity 500 Index Portfolio (the "Portfolio") dated May 1, 2007, which may be amended from time to time, provide the basic information investors should know before investing. This Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectuses. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at 1-800-621-1048.

                                TABLE OF CONTENTS
                                -----------------

FUND HISTORY

DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

MANAGEMENT OF THE FUND

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

PORTFOLIO MANAGERS

BROKERAGE ALLOCATION AND OTHER PRACTICES

CAPITAL STOCK AND OTHER SECURITIES

PURCHASE, REDEMPTION AND PRICING OF SHARES

TAXATION OF THE FUND

UNDERWRITERS

CALCULATION OF PERFORMANCE DATA

FINANCIAL STATEMENTS

ITEM 10. FUND HISTORY.

The DWS Equity 500 Index Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on December 11, 1991. Effective February 6, 2006, the name of the Portfolio was changed from Scudder Equity 500 Index Portfolio to DWS Equity 500 Index Portfolio.

ITEM 11. DESCRIPTION OF THE FUND AND ITS INVESTMENT AND RISKS.

The Portfolio is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies, limitations and risks of the Portfolio from the sections entitled "Investment Objectives, Policies and Restrictions," "Investment Restrictions" and "Investment Policies and Techniques" in the SAI of the Feeder Funds filed with the Commission in Post-Effective Amendment No. 161 on April 28, 2006 (File Nos. File No. 2-13628 File No. 811-43and DWS Institutional Funds -- DWS Equity 500 Index Fund (Institutional Class and Investment Class) filed with the Commission in Post-Effective Amendment No. 62 on April 28, 2006 (File Nos. 33-34074 and 811-06071) (the "Feeder Funds' SAIs"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs.

ITEM 12. MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Management of the Trusts and Portfolios" and "Management of the Fund" in the Feeder Funds' SAIs.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 12, 2007 DWS Equity 500 Index Fund, a series of DWS Institutional Funds, and DWS S&P 500 Index Fund, a series of DWS Investment Trust, owned approximately 79.62% and 20.38%, respectively, of the value of the outstanding interests in the Portfolio. [Because DWS Equity 500 Index Fund owns more than 25% of the outstanding interests in the Portfolio, it could be deemed to control the Portfolio, which means it may take actions without the approval of other investors in the Portfolio.]

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the sections entitled "Management of the Trusts and Portfolios" and "Management of the Fund" in each Feeder Fund's SAI.

ITEM 15. PORTFOLIO MANAGERS.

Registrant incorporates by reference information concerning the Portfolio Managers from the section entitled "Compensation of Portfolio Manager(s)" in the Feeder Funds' SAIs

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Portfolio Transactions" in each Feeder Fund's SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7 "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the sections entitled "Valuation of Securities" and "Net Asset Value" in each Feeder Fund's SAI.

ITEM 19  TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxes" in each Feeder Fund's SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Portfolio is DWS-SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The financial statements for the Portfolio are incorporated herein by reference from (1) DWS Institutional Funds -- DWS Equity 500 Index Fund (Institutional and Investment Class) Annual Report dated December 31, 2006 (File Nos. 33-34079 and 811-06071) and (2) DWS Investment Trust -- DWS S&P 500 Index Fund (Classes A, B, C, and S) Annual Report dated December 31, 2006 (File Nos. 2-13628 and 811-00043). A copy of each Annual Report may be obtained without charge by contacting the Funds.

                         DWS Equity 500 Index Portfolio

                           PART C -- OTHER INFORMATION

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.


ITEM 23. EXHIBITS.

(a)                          Conformed copy of Declaration of Trust of the Registrant; 2

                   (i)       Amendment No. 1 to Declaration of Trust; 2

                   (ii)      Certificate of Amendment dated May 16, 2003; 8;

                   (iii)     Certificate of Amendment to the Declaration of Trust dated February 6, 2006; 11

(b)                          By-Laws of the Registrant; 2

(c)                          Not applicable.

(d)                (i)       Investment Sub-Advisory Agreement dated April 25, 2003, between Deutsche Asset Management, Inc., and Northern Trust Investments, Inc. on behalf of the Registrant dated April 25, 2003; 8

                   (ii)      Investment Advisory Agreement dated April 25, 2003 between Equity 500 Index Portfolio and Deutsche
                             Asset Management, Inc. dated April 25, 2003; 8

                   (iii)     Amended and Restated Investment Management Agreement dated January 1, 2007, between DWS Equity 500
                             Index Portfolio and Deutsche Investment Management Americas Inc. is filed herein.

                   (iv)      Amended and Restated Investment Management Agreement dated June 1, 2006, between DWS Equity 500 Index
                             Portfolio and Deutsche Investment Management Americas Inc. is filed herein.

(f)                          Not applicable.

(g)                          Custodian Agreement between the Registrant and State Street Bankers Trust Co. dated April 1, 2003; 8

(h)                (i)       Administration Services Agreement dated June 1, 2006, between the Registrant and Deutsche Investment
                             Management Americas Inc. is filed herein.

                   (ii)      Form of Mutual Fund Rule 22c-2 Information Sharing Agreement between the Registrant and DWS Scudder
                             Distributors, Inc. is filed herein.

                   (iii)     Exclusive Placement Agent Agreement dated August 19, 2002 between Registrant and Scudder
                             Distributors; +

                   (iv)      Copy of Exhibit A to Exclusive Placement Agent Agreement; +

                   (v)       Expense Limitation Agreement dated April 30, 2001 among Registrant, Bankers Trust Company, Deutsche
                             Asset Management, Inc., BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio,
                             International Equity Portfolio and BT Investment Portfolios; 6

                                       8

                   (vi)      Expense Limitation Agreement dated April 30, 2001, among Registrant, Deutsche Asset Management, Inc.,
                             BT Pyramid Mutual Funds, Cash Management Portfolio, Asset Management Portfolio and BT Investment
                             Portfolios; 6

                   (vii)     Expense Limitation Agreement dated April 25, 2003 among BT Institutional Funds, Equity 500 Index
                             Portfolio, Deutsche Asset Management, Inc. and Investment Company Capital Corp.; 8

                   (viii)    Expense Limitation Agreement dated April 25, 2003 among BT Pyramid Mutual Funds, Equity 500 Index
                             Portfolio, Deutsche Asset Management, Inc. and Investment Company Capital Corp.; 8

                   (ix)      Sub-Administration and Sub-Accounting Agreement between Registrant and State Street Bank and Trust
                             Co. dated April 1, 2003; 8

                   (x)       Transfer Agency Agreement and Service Agreement, dated June 1, 2006, between DWS Equity Index
                             Portfolio and DWS Scudder Investments Service Company is filed herein.

(l)                          Investment representation letters of initial investors; 1

(m)                          Not applicable.

(n)                          Not applicable.

(o)                          Not applicable.

(p)                (i)       Advisor Codes of Ethics dated February 1, 2004; 8

                   (ii)      Northern Trust Corporation Code of Ethics dated January 2001, 8

                   (iii)     Code of Ethics for Deutsche Asset Management, Inc.-U.S., dated January 1, 2007 is filed herein.

                   (iv)      The Code of Ethics of Northern Trust Investments, N.A; 11

                   (vi)      Consolidated Code of Ethics, dated March 13, 2006 is filed herein.

(q)                          Power of Attorney; 11

--------------------------------

+        Previously filed.

1        Incorporated by reference to Registrant's registration statement on Form N-1A ("Registration Statement") as filed with the Securities and Exchange Commission ("Commission") on June 9, 1992.

2        Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the
         Commission on April 26, 1996.

3        Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement as filed with the
         Commission on March 19, 1997.

4        Incorporated by reference to Amendment No. 6 to Registrant's Registration Statement as filed with the
         Commission on June 2, 1997.

                                       9

5        Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the
         Commission on April 28, 2000.

6        Incorporated by reference to Amendment No. 11 to Registrant's Registration Statement as filed with the
         Commission on April 30, 2001.

7        Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the
         Commission on May 1, 2003.

8        Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the
         Commission on May 1, 2004.

9        Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the
         Commission on February 15, 2004.

10       Incorporated by reference to Amendment No. 16 to Registrant's Registration Statement as filed with the
         Commission on April 29, 2005.

11       Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the
         Commission on April 28, 2006.



ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 25. INDEMNIFICATION.

Under Article XI, Section 2 of the Trust's Declaration of Trust, any past or present Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise hereinafter referred to as a "Covered Person") is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or otherwise involved by reason of his being or having been a Covered Person. This provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person has not acted in good faith in the reasonable belief that his actions were in or not opposed to the best interests of the Trust. Moreover, this provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person would otherwise be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties. Expenses may be paid by the Trust in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by such Covered Person to repay such expenses to the Trust in the event that it is ultimately determined that indemnification of such expenses is not authorized under the Declaration of Trust and either (i) the Covered Person provides security for such undertaking, (ii) the Trust is insured against losses from such advances or (iii) the disinterested Trustees or independent legal counsel determines, in the manner specified in the Declaration of Trust, that there is reason to believe the Covered Person will be found to be entitled to indemnification.

Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Deutsche Investment Management Americas Inc. ("DIMA"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Non-interested Trustees) and consultants, whether retained by the Registrant or the Non-interested Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

In recognition of its undertaking to indemnify the Registrant, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Non-interested Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Non-interested Trustees, arising from the Private Litigation and Enforcement, including without limitation:

         1. all reasonable legal and other expenses incurred by the Non-interested Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

         2. all liabilities and expenses incurred by any Non-interested Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         3. any loss or expense incurred by any Non-interested Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Non-interested Trustees or acting otherwise) for the benefit of the Non-interested Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

         4. any loss or expense incurred by any Non-interested Trustee, whether or not such loss or expense is otherwise covered under the terms of a policy of insurance, but for which the Non-interested Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to a matter which is the subject of the indemnification agreement; provided, however, the total amount which DIMA will be obligated to pay under this provision for all loss or expense, will not exceed the amount that DIMA and any of its affiliate actually receive under that policy or insurance for or with respect to a matter which is the subject of the indemnification agreement; and

         5. all liabilities and expenses incurred by any Non-interested Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Non-interested Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Non-interested Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Non-interested Trustee to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Non-interested Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Non-interested Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant, such Non-interested Trustee has undertaken to repay such costs or expenses to DIMA.


Item 26.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment
                  Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Scudder Distributors, Inc., principal underwriter for the
                  Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois
                  60606.

                (1)                                     (2)                                          (3)
        DWS Scudder
        Distributors, Inc.
        Name and Principal                 Positions and Offices with                           Positions and
        Business  Address                  DWS Scudder Distributors, Inc.                       Offices with Registrant
        -----------------                  ------------------------------                       -----------------------

         Philipp Hensler                   Director, Chairman of the Board and CEO              None
         345 Park Avenue
         New York, NY 10154

         Michael Colon                     Director and Chief Operating Officer                 None
         345 Park Avenue
         New York, NY 10154

         Thomas Winnick                    Director and President                               None
         345 Park Avenue
         New York, NY 10154

         Cliff Goldstein                   Chief Financial Officer and Treasurer                None
         60 Wall Street
         New York, NY 10005

                                       12

                (1)                                     (2)                                          (3)
        DWS Scudder
        Distributors, Inc.
        Name and Principal                 Positions and Offices with                           Positions and
        Business  Address                  DWS Scudder Distributors, Inc.                       Offices with Registrant
        -----------------                  ------------------------------                       -----------------------

         Robert Froehlich                  Vice President                                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Paul Schubert                     Vice President                                       Chief Financial Officer and
         345 Park Avenue                                                                        Treasurer
         New York, NY 10154

         Mark Perrelli                     Vice President                                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Donna White                       Chief Compliance Officer                             None
         345 Park Avenue
         New York, NY 10154

         Jason Vazquez                     Vice President and AML Compliance Officer            Anti-Money Laundering
         345 Park Avenue                                                                        Compliance Officer
         New York, NY 10154

         Caroline Pearson                  Secretary                                            Assistant Secretary
         Two International Place
         Boston, MA 02110

         Philip J. Collora                 Assistant Secretary                                  None
         222 South Riverside Plaza
         Chicago, IL 60606

         Anjie LaRocca                     Assistant Secretary                                  None
         345 Park Avenue
         New York, NY 10154


         (c)      Not applicable




          (1)                                           (2)                                           (3)

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

         Registrant:                                    345 Park Avenue
                                                        New York, NY 10154

         Advisor and Administrator                      Deutsche Investment Management Agreement Inc.
                                                        345 Park Avenue
                                                        New York, NY 10154

                                       13

         Custodian:                                     State Street Bank and Trust Company
                                                        225 Franklin Street
                                                        Boston, MA  02110

         Transfer Agent:                                DWS Scudder Investment Services Corporation
                                                        222 South Riverside Plaza
                                                        Chicago, IL 60606

         Sub-Transfer Agency and                        DST
         Sub-Dividend Distribution Agent:               127 West 10th Street
                                                        Kansas City, MO 64105

         Placement Agent:                               DWS Scudder Distributors, Inc.
                                                        222 South Riverside Plaza
                                                        Chicago, IL 60606

ITEM 29. MANAGEMENT SERVICES.

Not Applicable.

ITEM 30. UNDERTAKINGS.

Not Applicable.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, DWS EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York, on the 23rd day of April 2007.




                                DWS EQUITY 500 INDEX PORTFOLIO



                                By: /s/Michael G. Clark
                                    --------------------------
                                    Michael G. Clark
                                    President

                         DWS EQUITY 500 INDEX PORTFOLIO

                                  Exhibit Index

                                    (d)(iii)
                                     (d)(iv)
                                     (h)(i)
                                     (h)(ii)
                                     (h)(x)
                                    (p)(iii)
                                     (p)(vi)





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